Exhibit 10.2

TENDER AND SUPPORT AGREEMENT

This TENDER AND SUPPORT AGREEMENT (this “Agreement”), dated as of March 7, 2021, is by and among Lake Holdings, LP, a Delaware limited partnership (“Parent I”), Lake Guarantor, LLC, a Delaware limited liability company (“Parent II” and together with Parent I, the “Parent Entities” and each, a “Parent Entity”), Pluralsight, Inc., a Delaware corporation (the “Company”) and the Stockholders set forth on Schedule I hereto (the “Stockholders” and each, a “Stockholder”).

WHEREAS, the Parent Entities, Lake Merger Sub I, Inc., a Delaware corporation (“Merger Sub I”), Lake Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II” and together with the Parent Entities and Merger Sub I, the “Buyer Parties”), the Company and Pluralsight Holdings, LLC, a Delaware limited liability company (“Holdings” and, together with the Company, the “Company Parties”) entered into an Agreement and Plan of Mergers, dated as of December 11, 2020, and are, concurrently with the execution hereof, entering into an Amended and Restated Agreement and Plan of Mergers (the “Merger Agreement”), which provides, among other things, for Merger Sub I to commence a cash tender offer for all of the issued and outstanding shares of Company Common Stock, Company Class B Stock and Company Class C Stock (the “Offer”) and following the consummation of the Offer, the merger of Merger Sub I with and into the Company (the “Company Merger”) and the merger of Merger Sub II with and into Holdings (the “Holdings Merger”) upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement);

WHEREAS, each Stockholder is, as of the date hereof, the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which meaning will apply for all purposes of this Agreement) of the number of shares of Company Capital Stock set forth opposite the name of such Stockholder on Schedule I hereto (all such shares of Company Capital Stock and Holdings Units set forth on Schedule I, together with any shares of Company Capital Stock or Holdings Units that are hereafter issued to or otherwise acquired or owned by any Stockholder prior to the termination of this Agreement being referred to herein as the “Applicable Securities”); and

WHEREAS, as a condition to the willingness of the Buyer Parties and the Company Parties to enter into the Merger Agreement and as an inducement and in consideration therefor, the Buyer Parties and the Company Parties have required that each Stockholder, and each Stockholder has agreed to, solely in such Stockholder’s capacity as the beneficial owner of the Applicable Securities and not in any other capacity, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1. Agreement to Tender.

(a)

Each Stockholder agrees to validly tender or cause to be validly tendered in the Offer all of such Stockholder’s Applicable Securities pursuant to and in accordance with the terms of the Offer, free and clear of all Encumbrances (as defined below) (other than Permitted Encumbrances (as defined below)). Without limiting the generality of the foregoing, as promptly as practicable after, but in no event later than ten (10) Business Days after, the commencement of the Offer, each Stockholder shall (i) deliver pursuant to the terms of the Offer (A) a letter of transmittal with respect to such Stockholder’s Applicable Securities complying with the terms of the Offer, (B) a Certificate representing such Applicable Securities or an “agent’s message” (or such other evidence, if any, of transfer as the depository may reasonably request) in the case of a book-entry share of any uncertificated

Applicable Securities, and (C) all other documents or instruments required to be delivered by the Stockholders pursuant to the terms of the Offer, and (ii) instruct such Stockholder’s broker or such other Person that is the holder of record of any Applicable Securities beneficially owned by such Stockholder to tender all such Applicable Securities pursuant to and in accordance with clause (i) of this Section 1 and the terms of the Offer. Each Stockholder agrees that, once such Stockholder’s Applicable Securities are tendered, such Stockholder will not withdraw any of such Applicable Securities from the Offer until the Stockholder Termination Date with respect to such Stockholder or the Final Termination Date.

SECTION 2. Representations and Warranties of Stockholder. Each Stockholder, solely in such Stockholder’s capacity as the beneficial owner of the Applicable Securities and not in any other capacity, hereby severally and not jointly represents and warrants to the Parent Entities and the Company as follows:

(a)

As of the time of execution of this Agreement, such Stockholder (i) is the beneficial owner of such Stockholder’s Applicable Securities and (ii) except as set forth in Schedule I to this Agreement, neither holds nor has any beneficial ownership interest in any other shares of Company Capital Stock or Holdings Units or any option, warrant, right or other Company Securities convertible, exchangeable or exercisable therefor or other instrument, obligation or right, the value of which is based on any of the foregoing.

(b)	Such Stockholder has the legal capacity to execute and deliver this Agreement and to perform the obligations contemplated herein.

(c)

This Agreement has been duly executed and delivered by such Stockholder and, assuming this Agreement constitutes a legal, valid and binding obligation of the Parent Entities and the Company, this Agreement constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder by each of the Parent Entities and the Company in accordance with its terms, subject to bankruptcy, insolvency (including all applicable legal requirements relating to fraudulent transfers), reorganization, moratorium and similar legal requirements of general applicability relating to or affecting creditors’ rights and subject to general principles of equity.

(d)

Neither the execution and delivery of this Agreement nor the performance by such Stockholder of the obligations contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which such Stockholder is a party or by which such Stockholder or Stockholder’s assets are bound, except for such violations, defaults or conflicts as would not prevent or materially delay or impair such Stockholder’s performance of its obligations under this Agreement. Assuming compliance with the applicable provisions of the HSR Act, any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws and Foreign Investment Laws, and assuming that all notifications, filings, registrations, permits, authorizations, consents or approvals to be obtained or made by the Company Parties or the Buyer Parties in connection with the Merger Agreement and the transactions contemplated thereby are obtained or made, the performance by such Stockholder of its obligations under this Agreement will not (i) violate any provision of any decree, order or judgment applicable to such Stockholder, (ii) require any consent, approval or notice under any legal requirements applicable to such Stockholder, other than as required under the Exchange Act and the rules and regulations promulgated thereunder, or (iii) if such Stockholder is an entity, violate any provision of such Stockholder’s organizational documents, except in each such case of the foregoing clauses (i), (ii) or (iii) as would not prevent or materially delay or impair such Stockholder’s performance of its obligations under this Agreement.

(e)

Subject to the terms of the Charter, Bylaws and Holdings LLCA, the Applicable Securities and the certificates, if any, representing the Applicable Securities owned by such Stockholder are now, and, except as permitted by Section 4(b), at all times during the term hereof will be, held by such Stockholder or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens and encumbrances, except for any such liens or encumbrances arising hereunder, any applicable restrictions on transfer under the Securities Act and any liens or encumbrances that would not prevent or materially delay or impair such Stockholder’s performance of its obligations under this Agreement (collectively, “Permitted Encumbrances”).

(f)

Subject only to community property laws and the terms of the Charter, the Bylaws, the Amendment (as defined below) and the Support Agreement (as defined below and which is terminated in its entirety in connection with entering into this Agreement pursuant to Section 14(d) below) (i) such Stockholder has, and at all times during the term of this Agreement will have, full power of disposition, full power to issue instructions with respect to the matters set forth herein, and full power to agree to (and comply with) all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Applicable Securities and (ii) the Applicable Securities of such Stockholder are not subject to any proxy, voting trust or other agreement, arrangement or restriction with respect to the tendering or voting of such Applicable Securities.

(g)

As of the time of execution of this Agreement, other than any Transaction Litigation, there is no Legal Proceeding pending or, to the knowledge of such Stockholder, threatened against such Stockholder at law or equity before or by any Governmental Authority that would prevent or materially delay or impair such Stockholder’s performance of its obligations under this Agreement.

(h)

Such Stockholder has received and reviewed a copy of the Merger Agreement. Such Stockholder understands and acknowledges that the Buyer Parties and the Company Parties are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

(i)

No broker, investment bank, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Stockholder (it being understood that arrangements of the Company Parties or their other Affiliates shall not be deemed to be an arrangement of such Stockholder).

SECTION 3. Representations and Warranties of the Parent Entities. Each Parent Entity hereby represents and warrants to each Stockholder and to the Company as follows:

(a)

Such Parent Entity is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute and deliver and perform its obligations under this Agreement and to perform the obligations contemplated herein, and has taken all necessary action to duly authorize the execution, delivery and performance of this Agreement.

(b)

This Agreement has been duly authorized, executed and delivered by such Parent Entity, and, assuming this Agreement constitutes the legal, valid and binding obligations of the other parties hereto, constitutes the legal, valid and binding obligations of such Parent Entity, and are enforceable against such Parent Entity in accordance with its terms, subject to bankruptcy, insolvency (including all legal requirements relating to fraudulent transfers), reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and subject to general principles of equity.

(c)

Assuming compliance with the applicable provisions of the HSR Act, any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws and Foreign Investment Laws, the execution and delivery of this Agreement by such Parent Entity, and the consummation of the transactions contemplated by this Agreement, will not: (i) cause a violation, or a default, by such Parent Entity of any applicable legal requirement or decree, order or judgment applicable to such Parent Entity, or to which such Parent Entity is subject; or (ii) conflict with, result in a breach of, or constitute a default on the part of such Parent Entity under any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which such Parent Entity is a party or by which such Parent Entity or its assets are bound, except for such violations, defaults or conflicts as would not, individually or in the aggregate, prevent or materially delay or impair the performance by such Parent Entity of any of its obligations under this Agreement. Except as may be required by the Exchange Act (including the filing with the SEC of the Schedule TO), any “anti-takeover” laws, the DGCL, in connection with the HSR Act or any filing, notification or approval in any foreign jurisdiction required by Antitrust Laws and Foreign Investment Laws, neither such Parent Entity nor any of its other Affiliates are required to make any filing with or give any notice to, or to obtain any consent or approval from, any Person at or prior to the consummation of the transactions contemplated in connection with the execution and delivery of this Agreement by such Parent Entity, other than such filings, notifications, approvals, notices or consents that have been obtained as of the date of this Agreement or, if not obtained, made or given, would not, individually or in the aggregate, prevent or materially delay or impair the performance by such Parent Entity of any of its obligations under this Agreement.

SECTION 4.    Representations and Warranties of the Company. The Company hereby represents and warrants to each Stockholder and to the Parent Entities as follows:

(a)

The Company is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute and deliver and perform its obligations under this Agreement and to perform the obligations contemplated herein, and has taken all necessary action to duly authorize the execution, delivery and performance of this Agreement.

(b)

This Agreement has been duly authorized, executed and delivered by the Company, and, assuming this Agreement constitutes the legal, valid and binding obligations of the other parties hereto, constitutes the legal, valid and binding obligations of the Company, and are enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency (including all legal requirements relating to fraudulent transfers), reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and subject to general principles of equity.

(c)

Assuming compliance with the applicable provisions of the HSR Act, any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws and Foreign Investment Laws, the execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated by this Agreement, will not: (i) cause a violation, or a default, by the Company of any applicable legal requirement or decree, order or judgment applicable to the Company, or to which the Company is subject; or (ii) conflict with, result in a breach of, or constitute a default on the part of the Company under any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Company is a party or by which the Company or its assets are bound, except for such violations, defaults or conflicts as would not, individually or in the aggregate, prevent or materially delay or impair the performance by the Company of any of its obligations under this Agreement. Except as may be required by the Exchange Act (including the filing with the SEC of the Schedule 14D-9), any “anti-takeover” laws, the DGCL, in connection with the HSR Act, any filing, notification or approval in any foreign jurisdiction required by Antitrust Laws and Foreign Investment Laws, neither the Company nor any of its other Affiliates are required to make any filing with or give any notice to, or to obtain any consent or approval from, any Person at or prior to the consummation of the transactions contemplated in connection with the execution and delivery of this Agreement by the Company, other than such filings, notifications, approvals, notices or consents that have been obtained as of the date of this Agreement or, if not obtained, made or given, would not, individually or in the aggregate, prevent or materially delay or impair the performance by the Company of any of its obligations under this Agreement.

SECTION 5. Transfer of the Shares or Units; Other Actions.

(a)

Prior to the Final Termination Date, except as otherwise expressly provided herein (including pursuant to this Section 5), and notwithstanding Section 7 of the Amendment, each Stockholder shall not, and shall cause each of its Affiliates not to: (i) transfer, redeem, exchange, surrender, assign, sell, gift-over, hedge, pledge or otherwise dispose (whether by liquidation, dissolution, dividend, distribution or otherwise) of, enter into any derivative arrangement with respect to, create any lien or encumbrance on or take any other action that would be deemed a “Transfer” (as such term is defined in the Charter) with respect to (any of the items set forth in this clause (i), a “Transfer”), any or all of such Stockholder’s Applicable Securities; (ii) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (iii) grant any proxy, power-of-attorney or other authorization or consent with respect to any of such Stockholder’s Applicable Securities with respect to any matter that is in contravention of the obligations of such Stockholder under this Agreement with respect to such Stockholder’s Applicable Securities; or (iv) knowingly take or cause the taking of any other action that would materially restrict or prevent the performance of such Stockholder’s obligations hereunder, excluding any involuntary bankruptcy filing. Any action taken in violation of the foregoing sentence shall be null and void ab initio. If any involuntary Transfer of any of the Applicable Securities shall occur (including, but not limited to, a sale by Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Applicable Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the Termination Date.

(b)

Notwithstanding the foregoing, each Stockholder may make Transfers of Applicable Securities to any controlled Affiliate of such Stockholder, so long as (i) such Stockholder maintains full voting power with respect to any transferred Applicable Securities, and (ii) any such transferee agrees in writing to be bound by this Agreement (including, without limitation, the obligation to tender all such transferred Applicable Securities into the Offer); provided that the Parent Entities shall have direct contractual enforcement rights against such transferees.

(c)

Each Stockholder agrees that such Stockholder will not exercise any dissenter’s or appraisal rights available to such Stockholder with respect to the Offer or the Mergers pursuant to Section 262 of the DGCL or otherwise.

(d)

Each Stockholder hereby undertakes and agrees not to, and shall cause its Affiliates not to, commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against any Buyer Party, the Company or any of their respective Affiliates, any of their respective successors or the directors or officers of any of the foregoing, in each case relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including (i) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, (ii) alleging a breach of any duty of the Company Board or any member of the Company Board in connection with this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, or (iii) making any claim with respect to SEC disclosure (or other disclosure to the Company’s stockholders) in connection with this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby or thereby; provided that the foregoing shall not prevent any claim against any Buyer Party to enforce such Stockholder’s rights under the Merger Agreement in accordance with the terms thereof.

(e)	Each Stockholder hereby waives any rights to exchange or transfer any Applicable Securities with respect to Section 7 of the Amendment.

SECTION 6. Directors; Officers and Other Fiduciaries. Notwithstanding any provision of this Agreement to the contrary, each provision of this Agreement shall apply to each Stockholder solely in such Stockholder’s capacity as a holder of the Applicable Securities and/or other Company Securities and not in such Stockholder’s capacity as (i) a director, officer or employee of the Company or any of its Subsidiaries, (ii) as a trustee or fiduciary of any employee benefit plan or trust or (iii) as the Representative (as defined in the Tax Receivable Agreement by and among the Company, VP CIF II (PS Splitter), L.P., a Delaware limited partnership, and certain other persons, dated as of May 16, 2018, as amended on December 11, 2020 (such agreement as amended, the “TRA”)) or otherwise as a party to or as a beneficiary of rights under the TRA. For the avoidance of doubt, this Agreement shall not apply to any partner, officer, employee or Affiliate of such Stockholder in its capacity as a director, officer or employee of the Company or any of its Subsidiaries or as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or require Stockholder or any partner, officer, employee or Affiliate of Stockholder to attempt to) limit or restrict any actions or omissions of a director and/or officer of the Company or any of its Subsidiaries (taken in his or her capacity as such) or as the Representative (as defined in the TRA) or otherwise as a party to or as a beneficiary of rights under the TRA, including, without limitation, in the exercise of his or her fiduciary duties as a director and/or officer of the Company or any of its Subsidiaries or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director and/or officer of the Company or any of its Subsidiaries or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee and/or fiduciary or as the Representative (as defined in the TRA) or otherwise as a party to or as a beneficiary of rights under the TRA. Solely for purposes of this Agreement, no member of the Company Group shall be deemed to be an “Affiliate” of any Stockholder.

SECTION 7. Further Assurances. Each party hereto shall execute and deliver any additional documents and take such further actions that are reasonably necessary to carry out all of its obligations under the provisions hereof.

SECTION 8. Termination.

(a)

All rights and obligations of each Parent Entity under this Agreement shall terminate immediately without any notice or other action by any Person upon the earliest to occur of the following (the date of such termination, the “Parent Termination Date”):

(i)	the valid termination of the Merger Agreement in accordance with its terms;

(ii)	the Company Merger Effective Time; or

(iii)	the mutual written consent of each Parent Entity and each Stockholder.

(b)

All rights and obligations of a Stockholder under this Agreement shall terminate immediately without any notice or other action by any Person upon the earliest to occur of the following (the date of such termination with respect to such Stockholder, the “Stockholder Termination Date”):

(i)

any change to the terms of the Offer or the Mergers without the prior written consent of such Stockholder that (A) reduces the Class A Offer Price, Per Share Price or Per Unit Price payable with respect to the shares of Company Common Stock and Holdings Units beneficially owned by any Stockholder (subject to adjustments in compliance with Section 2.7(c) of the Merger Agreement), (B) changes the form of consideration payable in the Offer or the Mergers or (C) disproportionately affects such Stockholder (solely in its capacity as a holder of the Applicable Securities) in a material and adverse manner relative to other holders of Company Capital Stock and Holdings Units;

(ii)	if the Parent Termination Date has not occurred, the mutual written consent of any Parent Entity, the Company and such Stockholder; or

(iii)	if the Parent Termination Date has occurred, the mutual written consent of the Company and such Stockholder.

(c)

This Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately without any notice or other action by any Person upon the earliest to occur of the following (the date of such termination, the “Final Termination Date”):

(i)	the valid termination of the Merger Agreement in accordance with its terms;

(ii)	the Company Merger Effective Time;

(iii)	if the Parent Termination Date has not occurred, the mutual written consent of any Parent Entity, the Company and each Stockholder; or

(iv)	if the Parent Termination Date has occurred, the mutual written consent of the Company and each Stockholder.

(d)

Subject to Section 8(e), upon the valid termination of the rights and obligations of a party to this Agreement, all obligations of the applicable party under this Agreement will terminate, without any liability or other obligation on the part of such party to any Person in respect of this Agreement or the obligations under this Agreement, and no other party hereto shall have any claim against such party (and no Person shall have any rights against another party hereto), whether under contract, tort or otherwise, with respect to this Agreement or the obligations under this Agreement. Subject to Section 8(e), following the Final Termination Date, all obligations of each of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect of this Agreement or the obligations hereunder, and no party hereto shall have any claim against another (and no Person shall have any rights against another party hereto), whether under contract, tort or otherwise, with respect to this Agreement or the obligations under this Agreement. Notwithstanding the foregoing, nothing in this Agreement or any termination of any rights or obligations under this Agreement shall relieve any party hereto from liability from any willful and material breach of this Agreement or the obligations under this Agreement prior to such termination; provided, that in the event the Company Merger Effective Time shall have occurred, no Stockholder shall have any liability or other obligation hereunder whatsoever, including with respect to any willful and material breach occurring prior thereto (other than any breach of Stockholder’s covenant in Sections 5(c) or 5(d)).

(e)

Sections 8(d), 9 and 12 hereof and this Section 8(e) shall survive the termination of this Agreement, and shall continue to apply to and bind any each party hereto in accordance with their terms upon and following termination of the rights and obligations of a party to this Agreement.

SECTION 9. Expenses. All fees and expenses incurred in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Offer, the Mergers or any Acquisition Transaction is consummated.

SECTION 10. Public Announcements. Each Stockholder (in such Stockholder’s capacity as an owner of shares of Applicable Securities and/or signatory to this Agreement, and not in such Stockholder’s capacity as a director or officer of a member of the Company Group) shall only make public announcements regarding this Agreement and the transactions contemplated hereby that are consistent with the public statements made by the Company and any Parent Entity in connection with this Agreement, the Merger Agreement and the transactions contemplated thereby, and only with the prior written consent of any Parent Entity and the Company. Each Stockholder (i) consents to and authorizes the publication and disclosure by the Parent Entities or the Company and their respective Affiliates of its identity and holding of the Applicable Securities and the nature of its commitments and obligations under this Agreement in any disclosure required by the SEC or other Governmental Authority, provided that, the Parent Entities or the Company, as applicable, shall provide such Stockholder and its counsel a reasonable opportunity to review and comment thereon, and the Parent Entities or the Company, as applicable, shall give reasonable consideration to any such comments, and (ii) agrees promptly to give to the Parent Entities and the Company, after written request therefor, any information reasonably required by such party or its Affiliates for the preparation of any such disclosure documents. The Parent Entities and the Company consent to and authorize the publication and disclosure by each Stockholder of the nature of its commitments and obligations under this Agreement and such other matters as may be required in connection with the Offer, the Mergers or any Acquisition Transaction in any Form 4, Schedule 13D, Schedule 13G or other disclosure required by the SEC or other Governmental Authority to be made by any Stockholder in connection with the Mergers or any Acquisition Transaction. Nothing set forth herein shall limit any disclosure by any Stockholder to its or its Affiliates’ general or limited partners, directors, officers, managers, employees, agents, consultants, advisors, or other representatives of such Stockholders, including legal counsel, accountants and financial advisors on a confidential basis.

SECTION 11. Adjustments. Subject to the restrictions set forth in Section 5 hereof, in the event (a) of any stock split, stock dividend or distribution, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company on, of or affecting the Applicable Securities or (b) that any Stockholder shall become the beneficial owner of any additional shares of Company Capital Stock or other Applicable Securities, then the terms of this Agreement shall apply to the shares of Company Capital Stock or other Applicable Securities held by a Stockholder immediately following the effectiveness of the events described in clause (a) or a Stockholder becoming the beneficial owner thereof as described in clause (b).

SECTION 12. Miscellaneous.

(a) Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand or by email transmission, to the Parent Entities or the Company in accordance with Section 9.2 of the Merger Agreement and to a Stockholder at its address set forth on Schedule I attached hereto (or at such other address for a party as shall be specified by like notice).

(b) Headings. The headings contained in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(c) Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed (including by electronic signature) by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

(d) Entire Agreement, No Third-Party Beneficiaries. This Agreement, the TRA and the Amendment constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties, with respect to the subject matter hereof and thereof, including that certain Support Agreement (the “Support Agreement”) by and among Parent Entities, the Company and the Stockholders party thereto, dated December 11, 2020 (which Support Agreement is hereby terminated in its entirety pursuant to Section 7 thereof, as of the date hereof). This Agreement is not intended to confer, nor shall it confer, upon any Person other than the parties hereto any rights or remedies or benefits of any nature whatsoever.

(e) Governing Law, Jurisdiction. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of Delaware. Any and all claims, controversies, and causes of action arising out of or relating to this Agreement, whether sounding in contract, tort, or statute, shall be governed by the internal laws of the State of Delaware, including its statutes of limitations, without giving effect to any conflict-of-laws or other rules that would result in the application of the laws or statutes of limitations of a different jurisdiction. Each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the transactions contemplated hereby, for and on behalf of itself or any of its properties or assets, in accordance with Section 12(a) or in such other manner as may be permitted by applicable law, and nothing in this Section 12(e) will affect the right of any party to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware (and any appellate court therefrom) or, if any federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware (and any appellate court therefrom)) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each of the parties agree that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(f) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(F).

(g) Assignment. Other than in connection with any Transfer permitted by Section 5, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties hereto; provided, however, that either Parent Entity may assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more direct or indirect wholly owned Subsidiaries of such Parent Entity in connection with the assignment of the rights, interests and obligations of such Parent Entity under the Merger Agreement to such indirect wholly owned Subsidiaries of such Parent Entity in accordance with the terms of the Merger Agreement, and any such assignee may thereafter assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more additional direct or indirect wholly owned Subsidiaries of such Parent Entity in connection with the assignment of the rights, interests and obligations of such assignee under the Merger Agreement to such additional direct or indirect wholly owned Subsidiaries of such Parent Entity in accordance with the terms of the Merger Agreement; provided that no such assignment shall relieve such Parent Entity of its obligations under this Agreement. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

(h) Severability of Provisions. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(i) Specific Performance. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform the provisions of this Agreement (including any party hereto failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (A) the parties hereto will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; and (B) the right of specific enforcement is an integral part of the Agreement and without that right, the Parent Entities and the Company would not have entered into this Agreement. It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity and any party hereto seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each party hereto irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

(j) Amendment. No amendment or modification of this Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto (other than, for the avoidance of doubt, any party whose rights and obligations under this Agreement have terminated as of such time), and no waiver or consent hereunder shall be effective against any party hereto unless it shall be in writing and signed by such party.

(k) Binding Nature. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns.

(l) No Recourse. Notwithstanding any provision of this Agreement or otherwise, the parties to this Agreement agree on their own behalf and on behalf of their respective Affiliates that this Agreement may only be enforced against, and any action, suit or claim for breach of this Agreement may only be made against, the parties to this Agreement. In addition, the Parent Entities and the Company agree that no Stockholder or its Affiliates (in their capacity as holders of Company Securities) will be liable for claims, losses, damages, expenses and other liabilities or obligations resulting from or related to breaches of the

Merger Agreement (which, for the avoidance of doubt, shall not include claims, losses, damages, expenses and other liabilities or obligations solely to the extent arising under, and in accordance with the terms of, this Agreement). In no event shall any Stockholder have any liability hereunder with respect to the representations, warranties, liabilities or obligations hereunder of any Stockholder who is not an Affiliate of such Stockholder.

(m) No Presumption. This Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

(n) No Agreement Until Executed. This Agreement (i) shall not be effective unless and until the Merger Agreement is executed by all parties thereto following approval thereof by the Company Board and (ii) shall be effective with respect to any Stockholder upon the execution of this Agreement by the Parent Entities, the Company and such Stockholder.

(o) No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Parent Entities or the Buyer Parties any direct or indirect ownership or incidence of ownership of or with respect to the Applicable Securities. All rights, ownership and economic benefits of and relating to the Applicable Securities shall remain vested in and belong to such Stockholder, and no Parent Entity or Buyer Party shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company Parties or exercise any power or authority to direct any Stockholder in the voting or Transfer of any of the Applicable Securities, except as otherwise specifically provided herein.

[Signature pages follow]

SIGNATURE PAGE TO

TENDER AND SUPPORT AGREEMENT

IN WITNESS WHEREOF, the Parent Entities, the Company and the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.

LAKE HOLDINGS, LP

By:	/s/ Maneet S. Saroya
Name: Maneet S. Saroya
Title: President

LAKE GUARANTOR, LLC

By:	/s/ Maneet S. Saroya
Name: Maneet S. Saroya
Title: President

Pluralsight, Inc.

By:	/s/ Aaron Skonnard
Name: Aaron Skonnard
Title: Chief Executive Officer

Pluralsight Holdings, LLC

By: Pluralsight, Inc.
Title: Manager

By:	/s/ Aaron Skonnard
Name: Aaron Skonnard
Title: Chief Executive Officer

SIGNATURE PAGE TO

TENDER AND SUPPORT AGREEMENT

[STOCKHOLDER]

By:
Name:
Title:

SCHEDULE I

NAME	ADDRESS	COMPANY COMMON STOCK	COMPANY CLASS B STOCK	COMPANY CLASS C STOCK	COMPANY OPTIONS	COMPANY PSUS	COMPANY RSUS	HOLDINGS UNITS	HOLDINGS INCENTIVE UNITS	HOLDINGS RSUS

EXHIBIT A

AGREEMENT AND PLAN OF MERGERS